                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                           IVEX PACKAGING CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                           IVEX PACKAGING CORPORATION
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                                   IVEX LOGO

                           IVEX PACKAGING CORPORATION

                 NOTICE OF 1999 ANNUAL MEETING OF STOCKHOLDERS
                              AND PROXY STATEMENT

                                                                  March 30, 1999

Dear Stockholders:

     It is a pleasure to invite you to attend the 1999 Annual Meeting of Stockholders of Ivex Packaging Corporation to be held at the Deer Path Inn, 255 East Illinois Road, Lake Forest, Illinois 60045, on Tuesday, May 11, 1999, at 9:00 a.m. (Central time).

     Each item of business described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement will be discussed during the meeting and stockholders will have an opportunity to ask questions.

     IT IS IMPORTANT THAT YOU VOTE YOUR SHARES WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. We urge you to carefully review the Proxy Statement and to complete the enclosed proxy card. Please sign, date and return your proxy card in the envelope provided as soon as possible. If you do attend the meeting, your proxy can be revoked at your request in the event you wish to vote in person.

     I look forward to seeing you at the meeting.

                                          Sincerely,
                                          George V. Bayly
                                          Chairman of the Board of Directors,
                                          President and Chief Executive Officer

                                   IVEX LOGO

                           IVEX PACKAGING CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     Ivex Packaging Corporation (the "Company") will hold its 1999 Annual Meeting of Stockholders (the "Annual Meeting") on Tuesday, May 11, 1999 at 9:00 a.m. (Central time) at the Deer Path Inn, 255 East Illinois Road, Lake Forest, Illinois 60045, for the following purposes:

     1. To elect two directors to serve until the 2002 Annual Meeting of Stockholders.

     2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants.

     3. To approve the Company's 1999 Stock Option Plan for Non-Employee Directors.

     4. To act upon any other matters that may properly come before the meeting.

     The Board of Directors has fixed March 16, 1999 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting.

     At the Annual Meeting, each share of Common Stock, par value $.01 per share, of the Company represented at the Annual Meeting will be entitled to one vote on each matter properly brought before the Annual Meeting.

                                          By Order of the Board of Directors,

                                          G. Douglas Patterson
                                          Secretary

March 30, 1999

                             YOUR VOTE IS IMPORTANT

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE IN THE ENCLOSED SELF-ADDRESSED, POSTAGE-PAID ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU HAVE RETURNED A PROXY.

                                   IVEX LOGO

                           IVEX PACKAGING CORPORATION
                                PROXY STATEMENT

GENERAL

     The accompanying proxy is solicited by the Board of Directors of Ivex Packaging Corporation (the "Company" or "Ivex") for use at the 1999 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on Tuesday, May 11, 1999 at 9:00 a.m. (Central time) at the Deer Path Inn, 255 East Illinois Road, Lake Forest, Illinois 60045, and at any adjournments or postponements thereof. This Proxy Statement and accompanying proxy card will be mailed beginning on or about March 30, 1999 to give the holders of the Company's Common Stock, par value $.01 per share ("Common Stock"), of record on March 16, 1999 (the "Record Date") an opportunity to vote at the Annual Meeting. Ivex Packaging Corporation's 1998 Annual Report to Stockholders accompanies this Proxy Statement.

     Each share of Common Stock represented at the Annual Meeting is entitled to one vote on each matter properly brought before the Annual Meeting. The Company's Amended and Restated By-Laws (the "By-Laws") require that the holders of a majority of the total number of shares entitled to vote be present in person or by proxy in order for the presence of a quorum for the transaction of business at the Annual Meeting.

     In voting, please specify your choices by marking the appropriate spaces on the enclosed proxy card, signing and dating the card and returning it in the accompanying envelope. If no directions are given and the signed card is returned, then the proxy holders will vote the shares FOR the election of all listed nominees, FOR the proposal set forth in Item 2 in the Notice of Meeting, FOR the proposal set forth in Item 3 in the Notice of Meeting, in accordance with the directors' recommendations on the other subjects listed on the proxy card and at their discretion on any other matters that may properly come before the meeting and any adjournments or postponements thereof. Abstentions may be specified on all proposals other than the election of directors.

     Pursuant to Delaware law, abstentions are treated as present for purposes of determining the presence or absence of a quorum, thus, will have the effect of a vote against a proposal that requires the vote of a majority of the votes cast by the holders of Common Stock present in person or by proxy and entitled to vote thereon. In situations where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned proxies to the brokers (so-called "broker non-votes"), the affected shares will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting but will not be included in the vote totals and, therefore, will have no effect on the outcome of the votes.

REVOCABILITY OF PROXIES

     Any stockholder giving a proxy has the power to revoke it at any time before the proxy is voted. Proxies may be revoked by filing with the Secretary of the Company written notice of revocation bearing a later date than the proxy, by duly executing a subsequently dated proxy relating to the same shares of Common Stock and delivering it to the Secretary of the Company or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy. Any subsequently dated proxy or written notice revoking a proxy should be sent to the Secretary of Ivex Packaging Corporation, at its executive offices at 100 Tri-State Drive, Suite 200, Lincolnshire, Illinois 60069.

SHARES OUTSTANDING

     Only holders of record of Common Stock at the close of business on the Record Date are entitled to vote at the Annual Meeting. As of the Record Date, the Company had outstanding 20,934,602 shares of Common Stock. Each share of Common Stock is entitled to one vote.

SOLICITATION

     The Company will bear the entire cost of the solicitation of proxies, including preparation, assembly and mailing of this Proxy Statement, the proxy and any additional materials furnished to stockholders. Proxies may be solicited by directors, officers and a small number of regular employees of the Company personally or by mail, telephone or telegraph, but such persons will not be specially compensated for such service. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians that hold shares of Common Stock of record for beneficial owners for forwarding to such beneficial owners. The Company has also engaged Innisfree M&A Incorporated to assist in the solicitation of proxies. This firm will be paid a fee of approximately $5,000 and will be reimbursed for expenses incurred in connection with such engagement. The Company may also reimburse persons representing beneficial owners for their costs of forwarding the solicitation material to such owners.

     Your vote is important. Please return your marked proxy card promptly so your shares can be represented, even if you plan to attend the Annual Meeting in person.

                      NOMINATION AND ELECTION OF DIRECTORS

     The Company's Amended and Restated Certificate of Incorporation (the "Certificate") provides that the Board of Directors will consist of not less than three nor more than fifteen members, the exact number to be determined in accordance with the By-Laws.

     The Certificate provides for the Board of Directors to be divided into three classes, each class to serve for staggered three-year terms, with each class consisting, as nearly as possible, of one-third of the directors.

     The Board of Directors of the Company currently consists of six persons, divided into three classes with two directors designated in each of Class I, Class II and Class III. At the Annual Meeting, stockholders will elect two directors for Class II.

     The Board of Directors' Class II nominees are R. James Comeaux and William
J. White. At the 1999 Annual Meeting, each Class II director will be elected for a three-year term and will hold office until the 2002 Annual Meeting of Stockholders. In each case, the elected director will continue in office until such director's successor is elected and has been qualified, or until such director's earlier death, resignation or removal.

     The Class II nominees were designated for election, pursuant to the By-Laws, by the Board of Directors of the Company.

     Each of the Class II nominees has consented to serve as a director if elected.

     The By-Laws of the Company provide that directors will be elected at the Annual Meeting by a plurality of the votes cast at the meeting by the holders of the shares represented in person or by proxy and entitled to vote thereon. With regard to the election of directors, votes may be cast for or withheld for each nominee. Votes that are withheld will have no effect on the outcome of the election because directors will be elected by a plurality of the votes cast. Stockholders eligible to vote at the Annual Meeting do not have cumulative voting rights with respect to the election of directors.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE ABOVE TWO NAMED
                     NOMINEES AS A DIRECTOR OF THE COMPANY.

INFORMATION CONCERNING NOMINEES AND CONTINUING DIRECTORS

     The following table sets forth the name and age of, and the recent business experience and certain other information with respect to the Class II nominees as well as the other directors in Class I and Class III whose terms continue after the Annual Meeting:

                                                                                               TERM TO
NAME                                          PRINCIPAL OCCUPATION OR EMPLOYMENT         AGE   EXPIRE
----                                          ----------------------------------         ---   -------
                                                           NOMINEES
CLASS II
R. James Comeaux.....................  Mr. Comeaux has served as a Director of the       61     2002
                                       Company since December 1, 1997. Mr. Comeaux has
                                       served as President of Petrochemical Management
                                       Inc. since 1993 and as President and Chief
                                       Executive Officer of Arcadian Corporation from
                                       1989 to 1993. Mr. Comeaux is also a director of
                                       Energy BioSystems Corporation.
William J. White.....................  Mr. White has served as a Director of the         60     2002
                                       Company since December 1, 1997. Mr. White has
                                       been a professor at Northwestern University
                                       since January 1998 and served as Chairman of the
                                       Board of Bell & Howell Company from February
                                       1993 to December 1997 and of Bell & Howell
                                       Operating Company from February 1990 to December
                                       1997. He served as Chief Executive Officer of
                                       Bell & Howell Company from February 1993 to
                                       December 1997 and of Bell & Howell Operating
                                       Company from February 1990 to December 1997. He
                                       is also a director of Bell & Howell Company,
                                       Readers Digest Association, Inc., the Chicago
                                       Stock Exchange and TJ International, Inc.
                                                     CONTINUING DIRECTORS
CLASS I
Glenn R. August......................  Mr. August has served as a Director of the        37     2001
                                       Company since March 1993. Mr. August has served
                                       as a Managing Director of Oak Hill Partners,
                                       Inc. and its predecessor since 1987. Since
                                       August 1996, Mr. August has served as President
                                       of Oak Hill Advisors, Inc., the exclusive
                                       advisor to the Oak Hill Securities Fund, L.P.
Frank V. Tannura.....................  Mr. Tannura has served as a Director of the       42     2001
                                       Company since August 1995, Executive Vice
                                       President and Chief Financial Officer of the
                                       Company since February 1999 and Vice President
                                       and Chief Financial Officer of the Company since
                                       October 1989.
CLASS III
George V. Bayly......................  Mr. Bayly has served as Chairman of the Board,    56     2000
                                       Director, President and Chief Executive Officer
                                       of the Company since January 1991. Mr. Bayly is
                                       also a director of General Binding Corporation.

                                                                                               TERM TO
NAME                                          PRINCIPAL OCCUPATION OR EMPLOYMENT         AGE   EXPIRE
----                                          ----------------------------------         ---   -------
Anthony P. Scotto....................  Mr. Scotto has served as a Director of the        51     2000
                                       Company since August 1995. Mr. Scotto has been a
                                       Managing Director of Oak Hill Partners, Inc. and
                                       its predecessor since March 1988. Since November
                                       1998, Mr. Scotto has been a consultant to Oak
                                       Hill Capital Management, Inc. Mr. Scotto is also
                                       a director of Holophane Corporation, Specialty
                                       Foods Corporation and Grove Worldwide, LLC.

MEETINGS OF THE BOARD OF DIRECTORS

     During the 1998 calendar year, the Company's Board of Directors held seven meetings. Each member of the Board of Directors was present for all of the meetings of the Board of Directors and all of the meetings held by all committees of the Board of Directors on which he served.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Company's Board of Directors maintains an Audit Committee and a Compensation Committee. The members of such committees are directors who are neither officers nor employees of the Company. During the 1998 calendar year, the Audit Committee held two meetings and the Compensation Committee held two meetings. Because of the size of the Company's Board of Directors, the Board of Directors has not established a nominating committee.

     Audit Committee. The Audit Committee of the Board of Directors of the Company currently consists of Messrs. Comeaux (Chairman) and White, each of whom is a non-employee director. This committee is directed to review the scope, cost and results of the independent audit of the Company's books and records, the results of the annual audit with management and the adequacy of the Company's accounting, financial and operating controls; to recommend annually to the Board of Directors the selection of the independent auditors; to consider proposals made by the Company's independent auditors for consulting work; and to report to the Board of Directors, when so requested, on any accounting or financial matters.

     Compensation Committee. The Compensation Committee of the Board of Directors of the Company currently consists of Messrs. White (Chairman) and Scotto, each of whom is a "non-employee director" of the Company as such term is defined in Rule 16b-3 adopted under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In addition, each is an "outside director" as such term is defined in Section 162(m) of the Code. The principal responsibilities of the Compensation Committee are (a) to review and approve the compensation, including salary, bonus, stock options or other appropriate incentive plans, and perquisites, if any, of the President and Chief Executive Officer and the other executive officers of the Company, including the named executive officers; (b) to monitor the Company's management resources, organizational structure, succession planning and the selection process and performance of key executives;
(c) to administer and implement the Company's stock option or other stock-based and equity-based benefit plans, including the Ivex Packaging Corporation 1997 Long-Term Stock Incentive Plan (collectively, the "Plans"), including the review and approval of all grants thereunder; (d) to fulfill the purposes of the Plans including, without limitation, through the grants of options and other benefits under the Plans; (e) to recommend to the Board of Directors any revisions or additions to the Plans; and (f) to review and report to the Board of Directors, when so requested, on any management resources, compensation, succession planning or other similar matters.

DIRECTORS' COMPENSATION FOR 1998

     During 1998, an annual retainer of $25,000 was paid to each of Messrs. Comeaux and White and, for their service during the fourth quarter 1998, a retainer of $6,250 was paid to each of Messrs. August and Scotto.

     In addition, for services rendered during 1998 and pursuant to the Company's 1999 Stock Option Plan for Non-Employee Directors (the "1999 Director Plan"), each of the Company's non-employee directors (Messrs. August, Comeaux, Scotto and White) will, assuming adoption of the 1999 Director Plan by the shareholders (see below), receive on the day following the Annual Meeting options to purchase 2,000 shares of the Company's Common Stock at an exercise price equal to their fair market value on such date. Upon adoption, the 1999 Director Plan will provide for grants of nonqualified stock options to the Company's non-employee directors to purchase shares of Common Stock at an exercise price equal to the fair market value of Common Stock on the date of grant. It is expected that under the 1999 Director Plan, each grant will vest as to 33 1/3% of the shares on the first three anniversary dates of the grant. Under the 1999 Director Plan, 100,000 shares of Common Stock will be reserved for grant.

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     Upon recommendation of the Audit Committee, the Board of Directors of the Company has selected PricewaterhouseCoopers LLP to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 1999. PricewaterhouseCoopers LLP has served in this capacity since December 1989. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will be available to respond to appropriate questions of stockholders and to make a statement if they desire.

     The affirmative vote of a majority of the votes cast on this proposal will constitute ratification of the appointment of PricewaterhouseCoopers LLP to serve in this capacity.

     The Board of Directors is submitting the approval of PricewaterhouseCoopers LLP to stockholders as a matter of good corporate practice, although it is not required to do so. Should the stockholders fail to provide such ratification, the Board of Directors will reconsider its approval of PricewaterhouseCoopers LLP as the Company's independent public accountants for the year ended December 31, 1999. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a new independent accounting firm at any time during the fiscal year if the Board of Directors feels that such a change would be in the best interests of the Company and its stockholders.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2
    TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S
                        INDEPENDENT PUBLIC ACCOUNTANTS.

               1999 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

     Subject to stockholder approval, the Board of Directors has adopted the 1999 Director Plan covering 100,000 shares of Common Stock of the Company. Stockholders are requested in this Proposal 3 to approve the 1999 Director Plan. The affirmative vote of the majority of votes cast on this proposal will be required to approve the 1999 Director Plan. The text of the 1999 Director Plan is set forth as Annex "A" to this Proxy Statement. The following is a summary of the principal features of the 1999 Director Plan and does not purport to be complete. Stockholders are urged to read the 1999 Director Plan in its entirety. This summary is subject to and qualified in its entirety by reference to Annex "A".

     The essential features of the 1999 Director Plan are described below:

     The purpose of the 1999 Director Plan is to enable the Company to compensate non-employee members of the Board of Directors and to provide incentives to such members, which incentives are linked directly to increases in stockholder value and will therefore inure to the benefit of stockholders of the Company. Options granted under the 1999 Director Plan are not intended to qualify as incentive stock options, as defined under Section 422 of the Internal Revenue Code of 1986, as amended. See "Tax Information" for a discussion of the tax treatment of nonqualified stock options.

ADMINISTRATION

     The 1999 Director Plan will be administered by a committee (the "Committee") of not less than two persons who shall be elected by the Board of Directors and shall serve at the pleasure of the Board of Directors. The Committee will have the final power to construe and interpret the 1999 Director Plan and options granted under it and to establish, amend and revoke rules and regulations for its administration.

ELIGIBILITY

     The 1999 Director Plan provides that options may be granted pursuant to the 1999 Director Plan only to current or future directors of the Company who are not employees of the Company. Four (4) of the Company's current directors would be eligible to participate in the 1999 Director Plan if it is approved by the stockholders, including the two nominees who would be eligible to participate in the 1999 Director Plan if (i) it is approved by the stockholders and (ii) such nominee is elected as a director by the stockholders.

     Other than the number of shares of Common Stock included in an Annual Grant, option grants under the 1999 Director Plan are non-discretionary. Pursuant to the terms of the 1999 Director Plan, commencing with the 1999 Annual Meeting, each person who is serving as a non-employee director on the day following each annual meeting of stockholders automatically shall be granted a Nonqualified Stock Option to purchase up to 5,000 shares of Common Stock (an "Annual Grant"). A "Nonqualified Stock Option" is defined in the 1999 Director Plan as an option to purchase shares of Common Stock granted pursuant to the 1999 Director Plan that is not an "incentive stock option" with the meaning of
Section 422 of the Code.

TERMS OF OPTIONS

     Each option granted under the 1999 Director Plan is subject to the following terms and conditions:

     Option Exercise; Vesting. Annual Grants to non-employee directors under the 1999 Director Plan shall become vested as to 33 1/3% of the shares on each of the first three anniversary dates of the grant. Only vested options shall be exercisable. An option granted under the 1999 Director Plan may be exercised by giving written notice of exercise to the Secretary of the Company, specifying the number of full shares of Common Stock to be purchased and tendering payment in full of the purchase price to the Company.

     Exercise Price; Payment. The exercise price of options granted under the 1999 Director Plan shall be equal to 100% of the Fair Market Value of the Common Stock subject to such options on the date of grant. The "Fair Market Value" is defined in the 1999 Director Plan to mean the last sale price of Common Stock on the New York Exchange Composite Tape on a date such option is granted or, if there are no such sales on a date, on the next following date on which there are sales. The exercise price of options granted under the 1999 Director Plan may be paid by either (i) cash or check or (ii) delivery of other Common Stock.

     Transferability; Term. Under the 1999 Director Plan, an option may not be transferred by the optionholder except by will or by the laws of descent and distribution or as otherwise may be permitted by Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. During the lifetime of an optionholder, an option may be exercised only by the optionholder. No option granted under the 1999 Director Plan is exercisable by any person after the expiration of ten years from the date the option is granted.

     Other Provisions. The option agreement may contain such other terms, provisions and conditions not inconsistent with the 1999 Director Plan as may be determined by the Board of Directors.

ADJUSTMENT PROVISIONS

     In the event of any merger, reorganization, consolidation, recapitalization, dividend, or other change in corporate structure affecting the Common Stock, a substitution or adjustment shall be made in (i) the aggregate number of shares reserved for issuance under the 1999 Director Plan and (ii) the number and option price of shares subject to outstanding options granted under the 1999 Director Plan as may be determined by the Committee, provided that the number of shares subject to any award shall always be a whole number.

DURATION, AMENDMENT AND TERMINATION

     The Board of Directors may amend, alter, modify or discontinue the 1999 Director Plan at any time, provided that the Board of Directors may not amend or alter the provisions of the 1999 Director Plan relating to the amount, price and timing of awards more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and, provided further that the Board of Directors may not amend the 1999 Director Plan without the approval of the stockholders if the amendment would: (A) materially increase the benefits accruing to participants under the 1999 Director Plan; (B) materially increase the number of securities that may be issued under the 1999 Director Plan; or (C) materially modify the requirements as to eligibility for participation in the 1999 Director Plan. Notwithstanding the foregoing, stockholder approval shall be required only at such times and under such circumstances as would be required under Rule 16b-3 of the Act with respect to any material amendment to any employee benefit plan of the Company. In any event the 1999 Director Plan will terminate on the tenth anniversary of its approval by the stockholders, provided that such termination shall not affect options previously granted and then outstanding.

STATUS OF 1999 DIRECTOR PLAN

     The 1999 Director Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a recipient by the Company, nothing contained herein shall give any such recipient any rights that are greater than those of a general creditor of the Company.

TAX INFORMATION

     Stock options granted under the 1999 Director Plan are subject to federal income tax treatment pursuant to rules governing options that are not incentive stock options.

     The following is only a summary of the effect of federal income taxation upon the optionholder and the Company with respect to the grant and exercise of options under the 1999 Director Plan. This summary does not purport to be complete, and does not discuss the income tax laws of any state or foreign country to which an optionholder may be subject.

     Options granted under the 1999 Director Plan are not incentive stock options and will be referred to as "nonstatutory options." The optionholder does not recognize income, and the Company does not recognize an item of deduction or loss, at the time such an option is granted. Upon the exercise of a nonstatutory stock option, the optionholder normally will recognize taxable ordinary income in an amount equal to the excess, if any, of the stock's fair market value on the date of exercise over the option exercise price. Subject to the requirement of reasonableness, the Company will be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionholder. Upon disposition of the stock, the optionholder will recognize a capital gain or loss equal to the difference between the selling price and the sum of the exercise price of the option plus any amount recognized as ordinary income upon the exercise of such option. Such gain or loss will be long or short-term depending on whether the stock was held for more than one year.

     The foregoing discussion is intended to be a general summary only of the federal income tax aspects of options granted under the 1999 Director Plan; tax consequences may vary depending on the particular circumstances at hand. In addition, administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Also, the United States Internal Revenue Service or Congress may enact new rules that alter the foregoing analysis, and such rules may have retroactive effect. Furthermore, no information is given with respect to foreign, state or local taxes that may be applicable. Participants in the 1999 Director Plan who are residents of a country other than the United States may be subject to taxation in accordance with the tax laws of that particular country in addition to or in lieu of United States federal income taxes.

     The following table sets forth the dollar value and number of Common Shares which the current non-employee directors would have been entitled to receive had the 1999 Director Plan been in effect for the last completed fiscal year.

                     NAME AND POSITION                          DOLLAR VALUE(1)    NUMBER OF SHARES(2)
                     -----------------                          ---------------    -------------------
Glenn R. August, Director...................................          $0                  2,000
R. James Comeaux, Director..................................          $0                  2,000
William J. White, Director..................................          $0                  2,000
Anthony P. Scotto, Director.................................          $0                  2,000

-------------------------
(1) Calculated using the closing price per share of common stock of $24.875 as of May 18, 1998 (the day following the 1998 Annual Meeting) and the closing price per share of common stock of $23.25 as of December 31, 1998.

(2) Assumes a grant of 2,000 options for each director.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                           PROPOSAL 3 TO APPROVE THE
               1999 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock by each person known by the Company to be the beneficial owner of more than 5% of the Common Stock, and as of December 31, 1998, by (i) each of the directors of the Company, (ii) each of the named executive officers of the Company, and (iii) all executive officers and directors of the Company as a group.

                                                                NUMBER OF SHARES
                      NAME AND ADDRESS                          OF THE COMPANY'S    PERCENTAGE
                    OF BENEFICIAL OWNER                         COMMON STOCK(1)      OF CLASS
                    -------------------                         ----------------    ----------
FMR Corp.(2)................................................       2,228,500           10.6%
J. & W. Seligman & Co., Inc.(3).............................       1,521,061            7.3%
Keystone, Inc.(4)...........................................       1,251,050            6.0%
The Equitable Life Assurance Society Of the United
  States(5).................................................       1,301,025            6.2%
George V. Bayly.............................................         928,612(7)         4.2%
Frank V. Tannura............................................         496,366(7)         2.3%
Eugene M. Whitacre..........................................         265,347(7)         1.2%
Thomas S. Ellsworth.........................................         243,759(7)         1.1%
G. Douglas Patterson........................................         150,902(7)           *
Glenn R. August(6)..........................................         130,150              *
Anthony P. Scotto(6)........................................          55,178              *
R. James Comeaux............................................           3,667              *
William J. White............................................           3,667              *
All directors and officers as a group.......................       2,633,456(8)        12.0%

-------------------------
 *  Represents less than 1% of such Common Stock.

(1) To the knowledge of the Company, each stockholder has sole voting and investment power as to the shares shown unless otherwise noted.

(2) The shares shown as beneficially owned by FMR Corp. are based upon a
    Schedule 13G/A filed by FMR Corp., Edward C. Johnson 3rd, Abigail P. Johnson and Fidelity Management and Research Company on February 1, 1999. The address of these entities and individuals is 82 Devonshire Street, Boston, Massachusetts 02109.

(3) The shares shown as beneficially owned by J. & W. Seligman & Co. Incorporated are based upon a Schedule 13G filed by J. & W. Seligman & Co. Incorporated and William C. Morris on February 10, 1999. The address of these entities is 100 Park Avenue, New York, New York 10017.

(4) The shares shown as beneficially owned by Keystone, Inc. are based upon a
    Schedule 13D filed on June 25, 1998 and includes 266,944 shares beneficially owned by Robert M. Bass who owns all of the outstanding voting stock of Keystone, Inc. The address of Keystone, Inc. is 3100 Texas Commerce Tower, 201 Main Street, Fort Worth, Texas 76102.

(5) The shares shown as beneficially owned by The Equitable Life Assurance Society of the United States are based upon recent public information relating to the share holdings of The Equitable Companies Incorporated and Alliance Capital Management L.P., an affiliate of The Equitable Companies Incorporated. The address of The Equitable Life Assurance Society of the United States is 1290 Avenue of the Americas, New York, New York 10104.

(6) The address of such individuals is c/o Oak Hill Partners, Inc., 65 East 55th Street, New York, New York 10022-3219.

(7) Represents shares of outstanding Common Stock in the amounts of 573,089, 356,782, 164,111, 151,017 and 105,916 that are owned by Messrs. Bayly,
    Tannura, Whitacre, Ellsworth and Patterson, respectively, and vested and earned options that are currently exercisable in the amounts of 355,523, 139,584, 101,236, \92,742 and 44,986 that are owned by Messrs. Bayly,
    Tannura, Whitacre, Ellsworth and Patterson, respectively.

(8) All directors and officers as a group hold shares of outstanding Common Stock in the aggregate amount of 1,781,207 and vested and earned options that are currently exercisable for 852,249 shares of Common Stock.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table sets forth the compensation paid by the Company to the Company's chief executive officer and each of the four most highly compensated officers of the Company whose aggregate cash compensation exceeds $100,000, in each case for all services rendered during the fiscal years 1998, 1997 and 1996:

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM COMPENSATION(4)
                                                                               -------------------------------------
                                                ANNUAL COMPENSATION              AWARDS      PAYOUTS
                                         ----------------------------------    ----------    -------
                                                                               NUMBER OF
                                                                               SECURITIES
                                                                               UNDERLYING
                                                               OTHER ANNUAL     OPTIONS/      LTIP       ALL OTHER
                                         SALARY      BONUS     COMPENSATION       SARS       PAYOUTS    COMPENSATION
                                 YEAR    ($)(1)     ($)(2)        ($)(3)         ($)(5)      ($)(6)        ($)(7)
                                 ----    ------     ------     ------------    ----------    -------    ------------
George V. Bayly................  1998    515,550    465,000           --         40,000           --        709,794
  President and Chief            1997    457,667    700,000      206,930        123,575           --     13,239,290
  Executive Officer              1996    420,000    600,000           --        103,729      765,938        314,721
Frank V. Tannura...............  1998    282,541    175,000           --         20,000           --        316,655
  Executive Vice President       1997    263,200    300,000       70,857         34,335           --      5,266,519
  and Chief Financial Officer    1996    249,100    290,000           --         48,410      282,188         40,368
Eugene M. Whitacre.............  1998    265,650    190,000           --         20,000           --        203,826
  Vice President and             1997    247,500     60,000           --         34,335           --      3,657,577
  General Manager                1996    236,250    230,000           --         34,593      201,563          7,500
Thomas S. Ellsworth............  1998    250,000    115,000           --         10,000           --        186,205
  Vice President and             1997    250,000     50,000           --         17,500           --      3,653,047
  General Manager                1996    250,000    100,000           --         34,593           --         25,813
G. Douglas Patterson...........  1998    202,491     82,000           --         10,000           --        123,443
  Vice President and             1997    193,600    100,000           --         10,000           --      1,762,988
  General Counsel                1996    180,400    140,000           --         13,817      129,000         23,296

-------------------------
(1) Includes amounts deferred pursuant to the Company's Retirement Plan and Trust and under the Company's Executive Deferred Compensation Plan.

(2) Includes (i) annual bonus awards for services rendered in 1998, 1997 and 1996 that were paid under the Company's Executive Incentive Bonus Plan and
    (ii) special one-time bonuses of $250,000, $150,000 and $50,000 which were paid to Messrs. Bayly, Tannura and Patterson, respectively, in 1997 in connection with the Company's completion of the Company's initial public offering of common stock which was consummated during October 1997 (the "1997 Common Stock Offering"). The Executive Incentive Compensation Plan provides the executive officers of the Company with annual awards for outstanding individual performance contributing to the present and future success of the Company. Prior to the formation of the Company's Compensation Committee, this Plan was administered by the President in consultation with the Board of Directors and, beginning in 1998, by the Board's Compensation Committee. Awards are based upon the Company's achievement of, among other things, certain predetermined financial objectives such as minimum EBITDA and earnings per share targets as well as the attainment of key individual strategic and operational goals. Under the provisions of the Plan, participants have target incentive compensation of 40% to 60% of that year's base salary, although the actual incentive compensation paid in any given year may be significantly less than or greater than the target level based upon the extent of the Company's under-achievement or over-achievement of such predetermined financial objectives.

(3) The 1997 Other Annual Compensation column includes payments made to Messrs. Bayly and Tannura to reimburse them (on an after tax basis) for initiation fees and dues associated with certain country club memberships.

(4) The column designated by the Commission pursuant to the applicable regulations for the reporting of "Restricted Stock Awards" has been deleted because no restricted stock of the Company was awarded to any of the named executive officers in any of the reported calendar years. See "Executive Compensation and Other Information -- Summary Compensation Table" (footnote
    5) for a description of the shares of Common Stock which were received by the named executive officers in connection with the 1997 Common Stock Offering in exchange for such named executive officer's stock options exercisable for common stock of IPC, Inc. ("IPC"). All of such shares of Common Stock have been registered on a Form S-8 which was filed with the Securities and Exchange Commission on March 5, 1998.

(5) The options reported for 1998 reflect 40,000, 20,000, 20,000, 10,000 and
    10,000 options granted to Messrs. Bayly, Tannura, Whitacre, Ellsworth and Patterson, respectively, under the 1997 Ivex Packaging Corporation Long-Term Stock Incentive Plan (the "1997 Stock Option Plan").

    A portion of the options reported for 1997 and 1996 were originally granted under IPC's Stock Option and Purchase Agreement, dated as of January 1, 1993, as amended and restated as of January 1, 1996 (the "1993 Stock Option Plan"), pursuant to which options exercisable into shares of IPC's common stock were originally granted to certain executive officers, including the named executive officers (the "IPC Options").

    In connection with the 1997 Common Stock Offering, the executive officers participating under the 1993 Stock Option Plan, including the named executive officers, exchanged all of the IPC Options for (i) 2,113,133 shares of the Company's Common Stock (the "1993 Plan Shares") and (ii) options exercisable for 817,067 shares of the Company's Common Stock (the "1993 Plan Options"). Consequently, the options reported for 1997 and 1996 reflect each named executive officer's portion of the 1993 Plan Options allocable to 1996 and 1997 (the 1997 reported amounts also include 93,500, 30,000, 30,000, 17,500 and 10,000 of options granted to Messrs. Bayly, Tannura, Whitacre, Ellsworth and Patterson, respectively, under the 1997 Stock Option Plan). In addition, in connection with their exchange of their IPC Options, Messrs. Bayly, Tannura, Whitacre, Ellsworth and Patterson received 805,663, 324,095, 224,872, 224,872 and 107,773, respectively, shares of the 1993 Plan Shares.

(6) The amounts in this column represent the amounts paid to the named executive officers during the year ended December 31, 1996 under IPC's Special Incentive Plan, dated as of January 1, 1993. Pursuant to such plan, upon the occurrence of certain "Payment Events" (therein defined), IPC was obligated to pay to certain executive officers an aggregate cash award up to a maximum amount of $2.25 million. During 1996, IPC paid to certain executive officers (including the named executive officers) $1.7 million under such plan. The 1996 payments under such plan were made by IPC notwithstanding the fact that there was not a Payment Event during 1996, this condition having been waived by IPC. The IPC Special Incentive Plan was terminated in 1996 after the final payments thereunder were made.

(7) The 1998 All Other Compensation column includes (i) the Company's contributions (excluding employee earnings reduction contributions) under the Company's Retirement Plan and Trust and under the Company's Executive Deferred Compensation Plan during fiscal 1998 as follows: $8,000 to Mr. Bayly; $8,000 to Mr. Tannura; $8,000 to Mr. Whitacre; $8,000 to Mr. Ellsworth; and $8,000 to Mr. Patterson; (ii) insurance premiums with respect to the Company's Executive Disability Income Coverage paid by the Company during 1998 as follows: $7,221 for Mr. Bayly; $2,323 for Mr. Tannura; $4,775 for Mr. Ellsworth; and $2,809 for Mr. Patterson; (iii) the Company's payment during 1998 of $150,000 of nonqualified retirement benefits and life insurance premiums to Mr. Bayly pursuant to the terms of his Amended and Restated Employment Agreement, dated as of May 30, 1996; (iv) the Company's payment during 1998 of $40,277, $56,881, $40,291, $37,110 and $29,873 to
    Messrs. Bayly, Tannura, Whitacre, Ellsworth and Patterson, respectively, under the Company's Executive Deferred Compensation Plan; and (v) the Company's payment to the named executive officers of the following amounts to enable them to make (on an after tax basis) the 1998 interest payments on their respective promissory notes payable to the Company: Mr.
    Bayly -- $504,296; Mr. Tannura -- $249,451; Mr. Whitacre -- $155,535; Mr.
    Ellsworth -- $136,320; and Mr. Patterson -- $82,760. See "Certain Relationships and Related Transactions."

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                  INDIVIDUAL GRANTS                           POTENTIAL REALIZABLE
                              ----------------------------------------------------------        VALUE AT ASSUMED
                                NUMBER OF         % OF TOTAL                                     ANNUAL RATE OF
                                SECURITIES       OPTIONS/SARS     EXERCISE                  STOCK PRICE APPRECIATION
                                UNDERLYING        GRANTED TO      OR BASE                      FOR OPTION TERM(3)
                               OPTIONS/SARS      EMPLOYEES IN      PRICE      EXPIRATION    ------------------------
           NAME               GRANTED (#)(1)    FISCAL YEAR(2)     ($/SH)        DATE         5% ($)       10% ($)
           ----               --------------    --------------    --------    ----------      ------       -------
George V. Bayly...........        40,000              8.9          23.25       12/31/08       584,872     1,482,180
  President and Chief
  Executive Officer
Frank V. Tannura..........        20,000              4.4          23.25       12/31/08       292,436       741,090
  Executive Vice President
Eugene M. Whitacre........        20,000              4.4          23.25       12/31/08       292,436       741,090
  Vice President
Thomas S. Ellsworth.......        10,000              2.2          23.25       12/31/08       146,218       370,545
  Vice President
G. Douglas Patterson......        10,000              2.2          23.25       12/31/08       146,218       370,545
  Vice President

-------------------------
(1) The options specified in this column reflect each named executive officer's portion of the Company's stock options issued during 1998 under the 1997 Stock Option Plan. These options vest 33 1/3% over the first three years of the ten-year option term and were granted at an exercise price of $23.25 per share.

(2) Reflects the percentage of all options granted to all employees during the calendar year ended on December 31, 1998.

(3) The potential realized dollar values shown above represent the potential gains based upon annual compound price appreciation of 5% and 10% from the date of grant through the full option term. The dollar amounts under these columns are the result of calculations at the 5% and 10% rates established by the Commission and therefore are not intended to forecast possible future appreciation, if any, of the stock price of the Company.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                       NUMBER OF
                                                                       SECURITIES            VALUE OF
                                                                       UNDERLYING           UNEXERCISED
                                                                      UNEXERCISED          IN-THE-MONEY
                                           SHARES                     OPTIONS/SARS         OPTIONS/SARS
                                         ACQUIRED ON     VALUE         AT FY-END             AT FY-END
                                          EXERCISE      REALIZED    EXERCISABLE(1)/        EXERCISABLE/
                NAME                         (#)          ($)       UNEXERCISABLE(2)     UNEXERCISABLE(3)
                ----                     -----------    --------    ----------------     ----------------
George V. Bayly......................        --            --       355,522/102,334     $2,577,542/$451,914
  President and Chief Executive
  Officer
Frank V. Tannura.....................        --            --        139,584/40,000     $1,011,984/$145,000
  Executive Vice President
Eugene M. Whitacre...................        --            --        101,236/40,000      $ 733,961/$145,000
  Vice President
Thomas S. Ellsworth..................        --            --         92,741/21,667      $ 672,380/$ 84,579
  Vice President
G. Douglas Patterson.................        --            --         44,985/16,667      $ 326,149/$ 48,329
  Vice President

-------------------------
(1) Of these options, 31,166, 10,000, 10,000, 5,833 and 3,333 were received by
    Messrs. Bayly, Tannura, Whitacre, Ellsworth and Patterson, respectively, under the 1997 Stock Option Plan and 324,356, 129,584, 91,236, 86,908 and
    41,652 were received by Messrs. Bayly, Tannura, Whitacre, Ellsworth and Patterson, respectively, in connection with the 1997 Common Stock Offering in exchange for each such named executive officer's portion of the IPC Options which were originally granted under the 1993 Stock Option Plan. See "Executive Compensation and Other Information -- Summary Compensation Table" (footnote no. 5). These options are fully vested. The exercise price for these options is $16.00 per share.

(2) The options specified in this column were granted under the 1997 Stock Option Plan. These options vest 33 1/3% on each of the first three anniversary dates of the date of grant.

(3) The value of the unexercised options is based upon the difference between the closing price of $23.25 per share of Common Stock on the New York Stock Exchange on December 31, 1998 (the last trading day in 1998) and the option exercise price.

CERTAIN EMPLOYMENT ARRANGEMENTS

     Mr. Bayly has an amended and restated employment agreement with the Company, pursuant to which (i) the Company agrees to employ Mr. Bayly through December 31, 2000 (provided that beginning on January 1, 1998, the term thereof is automatically extended for one additional day for each day which has then elapsed since December 31, 1997 unless on or after December 31, 1997 either the Company's Board of Directors or Mr. Bayly gives notice that the automatic extension shall cease) as Chairman, President and Chief Executive Officer and to cause Mr. Bayly's election as a director of IPC, (ii) Mr. Bayly receives a base salary of $491,000 during 1997, $515,550 during 1998, $541,327 during 1999 and
$568,393 during 2000 (subject to increase at the discretion of the Board of Directors), (iii) Mr. Bayly is entitled to an aggregate of $150,000 per year for life insurance, disability insurance and nonqualified retirement benefits, (iv) Mr. Bayly is eligible for an annual performance bonus based upon the achievement of predetermined financial objectives, and (v) Mr. Bayly will receive certain severance benefits if his employment is terminated without cause or if Mr. Bayly terminates the agreement for good reason (including the giving of notice by the Board of Directors of the Company to stop the automatic extension of the term thereof and a termination by Mr. Bayly for any reason during the period of three months which begins six months after a change of control (as therein defined)). These severance benefits include the payment of a lump sum equal to four times the sum of (x) the annual salary then in effect and (y) the target amount of the annual performance bonus for the year in which the termination occurs, plus the continuation of all benefits and supplemental benefits for four years after the date of termination. The agreement restricts Mr. Bayly from competing with the Company during his employment and, in certain circumstances, for an additional one-year period after the termination of Mr. Bayly's employment. In addition, the Company has agreed to gross-up payments to Mr. Bayly for certain taxes, interest and penalties that may be imposed by certain sections of the Code.

     Mr. Tannura has an amended employment agreement with the Company, pursuant to which (i) the Company agrees to employ Mr. Tannura through May 31, 1999 (provided that beginning on June 1, 1996, the term thereof is automatically extended for one additional day for each day which has then elapsed since May 31, 1996 unless either the Board of Directors of the Company or Mr. Tannura gives notice that the automatic extension shall cease) as Vice President and Chief Financial Officer, (ii) Mr. Tannura is entitled to receive a base salary of $235,000 per year (subject to increase at the discretion of the Board of Directors), (iii) Mr. Tannura is eligible to receive an annual performance bonus based upon the achievement of predetermined financial objectives, and (iv) Mr. Tannura will receive certain severance benefits if his employment is terminated without cause or if Mr. Tannura terminates the agreement for good reason (including the giving of notice by the Board of Directors of the Company to stop the automatic extension of the term thereof) in an amount equal to (i) at Mr. Tannura's option, either (A) his annual salary for the remaining term thereof or
(B) the present value (based upon a 10% interest rate) of the aggregate unpaid annual salary for the full term thereof, plus (ii) at Mr. Tannura's option, either (C) an annual bonus for each year remaining in the term in an amount equal to the target amount of his performance bonus for the year in which his termination of employment occurs, or (D) the present value of three times the target amount of his performance bonus for the year in which the termination of his employment occurs plus (iii) a pro rata portion of his performance bonus for the year in which his employment is terminated, plus (iv) unpaid benefits accrued up to the date of termination, plus (v) the continuation of all benefits for the full term.

     The Company has entered into severance agreements with the other named executive officers, pursuant to which such officers receive a severance payment equal to one year's salary if their employment is terminated other than for death, disability or cause.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     On December 1, 1997, the Board of Directors formed the Compensation Committee and elected Messrs. William J. White (chairman) and Anthony P. Scotto as its members. No executive officer of the Company served as a member of the compensation committee (or other board committee performing equivalent functions) or as a member of the Board of another entity, one of whose executive officers served on the Compensation Committee or the Board of Directors of the Company.

                    REPORT OF THE COMPENSATION COMMITTEE ON
                  EXECUTIVE COMPENSATION FOR FISCAL YEAR 1998

INTRODUCTION AND BACKGROUND

     The following report is provided in accordance with the rules of the Securities and Exchange Commission and covers compensation policies applicable to the Company's executive officers, including the named executive officers, during 1998. The report has been approved by the members of the Compensation Committee.

     The Company's Compensation Committee is comprised of Messrs. White (Chairman) and Scotto, each of whom is an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

     The Compensation Committee held two meetings during 1998 and one on each of January 7, 1999 and February 10, 1999. In connection with the January 7th meeting, the Company's Chief Executive Officer submitted recommendations to the Committee with respect to the issuance of stock options for the executive officers for 1998. In connection with the February 10th meeting, the Company's Chief Executive Officer submitted bonus recommendations to the Committee for the executive officers for 1998. Following a review of such recommendations, the Committee approved the 1998 stock option allocations and cash bonuses for the executive officers.

COMPENSATION PHILOSOPHY

     The Company's executive compensation program has been designed to attract, motivate, reward and retain the Company's executive officers by providing them with a competitive total compensation opportunity based upon performance, team work and the creation of stockholder value.

     The key elements of the Company's executive officer compensation program are designed to:

     - Create a direct link between executive officer compensation and the Company's financial and stock performance.

     - Provide a competitive base salary with an annual cash bonus opportunity directly linked to the Company's annual financial performance (the annual cash bonus awards vary significantly in correlation with the Company's financial performance and compensate the executive officers with superior cash compensation for superior financial results and below median level cash compensation for below average financial results). Cash bonus awards, at target levels of performance, are designed to be competitive with those companies which the Company believes are most likely to compete with the Company for the services of its executive officers.

     - Create a meaningful long-term stock option incentive directly linked to the Company's long term growth, financial success and stockholder return.

PROGRAM COMPONENTS

     From time to time during the past several years, the Company has contracted with independent compensation consulting firms to review the Company's executive officer compensation philosophy and programs. As part of such reviews, such consultants have presented to the Company from time to time and have periodically updated information on the base salaries, cash bonuses and equity-based compensation programs of senior executives at various companies identified by the Company.

     Over the past several years, the Company has designed its executive officer compensation to include three basic components: base salary, annual cash bonuses and stock option grants.

     The Company has established executive officer salaries to be competitive with the salary levels for the executives at other companies identified by the Company, and has desired to provide an opportunity for total cash compensation (base salary plus annual cash bonus) to significantly exceed such levels upon the Company's achievement of certain predetermined, budgeted financial objectives such as EBITDA and earnings per share targets. In this way, the Company sought to have a significant portion of each executive's annual cash compensation at risk.

     In addition, under the 1993 Stock Option Plan, which was approved by the Company's stockholders prior to the 1997 Common Stock Offering, the Company established a performance-based stock option plan for its executive officers pursuant to which a meaningful number of stock options were granted during 1993, 1994, 1995 and 1996 with the specific intent to directly align each executive's long-term financial interests with the financial interests of the Company's stockholders. In addition, the Company has adopted the 1997 Stock Incentive Plan for additional stock option grants in order to continue to motivate the Company's executive officers through the issuance of performance-based stock options. To date, the stock options granted have exercise prices equal to the fair market value of the underlying shares on the date of grant so that compensation is earned only through long-term appreciation in the fair market value of the underlying shares. Generally, the Company expects to grant stock options on an annual basis (if warranted by the Company's growth and profitability) and individual grants are expected to be based on, among other things, the executive officer's responsibilities, individual performance and potential to contribute to the Company. To encourage an executive officer's long-term performance, stock options generally will vest over three years and terminate ten years after the date of grant. The opportunity to own stock is considered an important component in an executive officer's compensation package.

     The Compensation Committee intends to continue this basic compensation philosophy by continuing to place a significant portion of each year's cash compensation at risk and by using stock option grants as the primary element of long-term incentive compensation.

     The following is a discussion of the elements of the Company's 1998 executive officer compensation program, along with a description of the decisions and actions taken by the Committee with regard to 1998 compensation. Also included is a specific discussion of the decisions regarding Mr. Bayly's 1998 compensation for performing the duties of Chairman, President and Chief Executive Officer. The tables and accompanying narrative and footnotes included in "Executive Compensation and Other Information" which precede this Committee report reflect the decisions covered by the discussions below.

BASE SALARY

     During 1998, the base salary levels of Mr. Bayly and Mr. Tannura were governed by their respective employment agreements and the base salaries of the other executive officers, including the named executive officers, were determined by the President in consultation with the Compensation Committee. Salary payments in 1998 were made to compensate the executive officers for their on-going performance through the year. The Company's salary ranges and resulting salaries are based on a relative valuing of the duties and responsibilities of each executive officer position. Salary increases during 1998 were based upon consideration of each executive officer's performance and position.

ANNUAL CASH BONUS INCENTIVES

     The Executive Incentive Bonus Plan provides the executive officers of the Company with annual cash bonuses for outstanding individual performance contributing to the present and future success of the Company. The purpose of this plan is to link a significant portion of executive pay to both the Company's financial performance and to the attainment of certain defined key initiatives. Awards during 1998 were based upon the Company's achievement of, among other things, certain predetermined financial objectives such as EBITDA and earnings per share as well as the attainment of key individual strategic and operational objectives.

     Following a review of recommendations made by the Company's Chief Executive Officer to the Committee during its February 10, 1999 committee meeting and after weighing the degree of attainment of the Company's 1998 financial performance targets as well as the degree of attainment by each of the named executive officers of their 1998 individual objectives, the Committee approved the cash bonuses to each of the named executive officers for 1998 that are set forth in the "Summary Compensation Table."

STOCK COMPENSATION

     The grant of stock options is designed to align the financial interests of the executive officers with the financial interests of the Company's stockholders. Under the 1993 Stock Option Plan, the Company's executive officers accumulated stock options during 1993, 1994, 1995 and 1996 which, in connection with the 1997 Common Stock Offering, were converted into a meaningful amount of the Company's common stock, thereby directly aligning their financial interests with the financial interests of the Company's stockholders. The stock options granted to the executive officers under the 1993 Stock Option Plan and the 1997 Stock Incentive Plan have exercise prices equal to the fair market value of the underlying common stock on the date of grant so that compensation will be earned only through long-term appreciation in the fair market value of the underlying common stock. The individual grants under the 1997 Stock Option Plan were based upon, among other things, each executive officer's responsibilities, individual performance and potential to contribute to the Company, and in order to encourage such executive officers' long-term performance, such stock options will vest over three years and terminate ten years after the date of grant.

BASIS FOR CHIEF EXECUTIVE OFFICER COMPENSATION

     During 1998, Mr. Bayly's base salary was governed by his employment agreement with the Company and was intended to provide him with a competitive salary to compensate him for his on-going performance throughout the year. Mr. Bayly's cash bonus which reflects the Committee's assessment of his contribution and efforts in 1998, is shown under the "Bonus" caption in the Summary Compensation Table. In determining the amount of his bonus, the Committee considered the Company's financial results during 1998 and Mr. Bayly's role in establishing and executing the Company's strategic initiatives and operational plans.

     Mr. Bayly received $465,000 under the Company's Executive Incentive Bonus Plan during 1998. During 1998, Mr. Bayly received 40,000 stock options under the 1997 Option Plan, with three-year vesting, which stock options are intended to reward him for the Company's 1998 performance and to incent him to help create additional stockholder value.

COMPENSATION DEDUCTIBILITY POLICY

     The Board's policy with respect to the tax deductibility of compensation in excess of $1 million payable to each of the named executive officers is intended to comply with the requirements of Section 162(m) of the Code applicable to qualified performance-based compensation to the extent such compliance is practicable and in the best interest of the Company and its stockholders; however, there can be no assurances that executive officer compensation will comply with these requirements.

                                          William J. White, Chairman
                                          Anthony P. Scotto

Dated: March 30, 1999

STOCK PERFORMANCE GRAPH

     The following graph compares the performance of the Company's Common Stock with the performance of the Standard & Poor's 500 Composite Stock Price Index (the "S&P 500 Index"), the Dow Jones Containers & Packaging Index (the "Dow Jones Packaging Index") and the Russell 2000 Index from the market close on October 1, 1997 to the market close on December 31, 1998. The graphs assume that $100 was invested on October 1, 1997 in each of the Company's common stock, the S&P 500 Index, the Dow Jones Packaging Index and the Russell 2000 Index, and that all dividends were reinvested.

  COMPARISON OF CUMULATIVE TOTAL RETURN AMONG IVEX PACKAGING CORPORATION, THE
    S&P 500 INDEX, THE DOW JONES PACKAGING INDEX AND THE RUSSELL 2000 INDEX
                   FROM OCTOBER 1, 1997 TO DECEMBER 31, 1998

GRAPH

                                           IVEX PACKAGING                             DOW JONES PACKAGING
                                            CORPORATION           S&P 500 INDEX              INDEX               RUSSELL 2000
                                           --------------         -------------       -------------------        ------------
'10/1/97'                                      100.00                 100.00                 100.00                100.00
'12/31/97'                                     112.94                 101.57                 100.07                 96.11
'12/31/98'                                     109.41                 128.66                  86.17                 92.80

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In connection with the 1997 Common Stock Offering and pursuant to the 1993 Stock Option Plan, certain executive officers, including the named executive officers, exchanged all of their IPC Options for (a) 2,114,133 shares of the Company's Common Stock and (b) vested and earned options exercisable at any time on or prior to September 30, 2007 into an aggregate of 817,067 shares of the Company's Common Stock at an exercise price of $16.00 per share, the initial public offering price per share of Common Stock in the 1997 Common Stock Offering. See "Executive Compensation -- Summary Compensation Table" (footnote
5) and "Principal Stockholders."

     Also, in accordance with the terms of the 1993 Stock Option Plan and concurrently with the closing of the 1997 Common Stock Offering, the Company extended loans to certain executive officers (including the named executive officers) in an amount equal to the aggregate tax liability incurred by each of them as a result of their receipt of the 1993 Plan Shares in exchange for their respective IPC Options. Each such loan is evidenced by a non-recourse promissory note (recourse only to each such officer's 1993 Plan Shares) which bears interest at the minimum permissible rate per annum allowable under the Internal Revenue Code without imputation of income (which such rates ranged from 5.91% to 6.68% during 1998), payable in arrears on each December 31, and is payable in full upon the sale of such 1993 Plan Shares or upon the earlier to occur of (i) September 30, 2007 and (ii) the termination of the executive officer's employment with the Company for any reason. As a consequence of these loans, as of December 31, 1998, Messrs. Bayly, Tannura, Whitacre, Ellsworth and Patterson are indebted to the Company in the following respective amounts: $4,016,636, $2,271,900, $1,182,333, $1,058,619 and $742,462. The promissory notes obligate the Company to gross-up the executive officers' compensation to enable them to make (on an after-tax basis) the required interest payments on their promissory notes. Messrs. Bayly, Tannura, Whitacre, Ellsworth and Patterson made the following respective interest payments to the Company during 1998: $283,363, $140,166, $86,259, $76,598 and $46,503.

     Mr. Bayly has an employment agreement with the Company. See "Executive Compensation and Other Information -- Certain Employment Arrangements."

     Mr. Tannura has an employment agreement with the Company. See "Executive Compensation and Other Information -- Certain Employment Arrangements."

     The Company has entered into severance agreements with the other named executive officers, pursuant to which such officers receive a severance payment equal to one year's salary if their employment is terminated other than for death, disability or cause.

     Pursuant to a consulting agreement, dated October 29, 1996, Nicolaus Paper Inc. ("Nicolaus") paid to the Company a performance-based consulting fee in an annual amount equal to $300,000 for certain services rendered to Nicolaus by the Company during 1998. Certain executive officers and directors of the Company (including Messrs. Bayly, Tannura, Whitacre, Ellsworth, Patterson, August and Scotto) together with certain officers of Nicolaus and certain members of management of Oak Hill Partners, Inc. indirectly own all of the outstanding common stock of Nicolaus. During 1998, the Company purchased approximately 1,650 tons of paper from Nicolaus, at market prices, for use in the Company's paper converting operations.

     On November 20, 1998, the Company formed Packaging Holdings, L.L.C. ("Packaging Holdings"), a 49.5% non-consolidated joint venture of the Company, and Packaging Holdings acquired (i) the assets of the Company's paper mill located in Detroit, Michigan for $12.5 million principal amount of 12.0% subordinated promissory notes, the Company's 49.5% equity interest in Packaging Holdings and $1.0 million in cash and (ii) the assets of Bagcraft Corporation of America (including certain non-compete covenants) for $89 million in cash. The remaining 50.5% equity interest in Packaging Holdings is indirectly owned by certain financial investors, certain executive officers and directors of the Company (including Messrs. Tannura, Ellsworth, Patterson, August and Scotto) and certain executive officers of Packaging Holdings. An independent committee of the Company's board of directors approved the terms of the sale of the Company's Detroit paper mill to Packaging Holdings, including the purchase price thereof, and received a fairness opinion obtained from a nationally recognized investment banking firm. Pursuant to a consulting agreement, dated

November 20, 1998, between the Company and Packaging Dynamics, L.L.C., a wholly-owned subsidiary of Packaging Holdings ("Packaging Dynamics"), Packaging Dynamics will pay the Company a consulting fee in an amount equal to $500,000 per year for certain services rendered to Packaging Dynamics by the Company. Also, pursuant to a Supply Agreement, dated November 20, 1998, the Company will continue to purchase certain grades of paper from the Detroit paper mill (which was sold to Packaging Dynamics), at market prices, in amounts similar to the Company's purchases from the Detroit mill prior to the formation of the joint venture.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Under the Exchange Act, the Company's directors, certain executive and other officers, and any person holding more than ten percent of the Company's Common Stock are required to report their ownership and any changes in that ownership to the Securities and Exchange Commission (the "SEC") and any exchange or quotation system on which the Common Stock is listed or quoted. Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure by directors, officers and ten percent holders to file such reports on a timely basis. Based solely on a review of the copies of reports furnished to the Company as filed with the SEC, the Company believes that its executive officers and directors have complied with the filing requirements applicable to them for the year ended December 31, 1998.

                         ANNUAL REPORT TO STOCKHOLDERS

     The annual report of the Company for the year ended December 31, 1998, including audited financial statements, accompanies this Proxy Statement.

                           ANNUAL REPORT ON FORM 10-K

     The Company will provide without charge, at the written request of any beneficial stockholder of record on March 16, 1999, a copy of the Company's Annual Report on Form 10-K, including the financial statements and financial statement schedules, as filed with the Securities and Exchange Commission, except exhibits thereto. The Company will provide copies of the exhibits, should they be requested by eligible stockholders, and the Company may impose a reasonable fee for providing such exhibits. Requests for copies of the Company's Annual Report on Form 10-K should be mailed to:

                           Ivex Packaging Corporation
                         100 Tri-State Drive, Suite 200
                             Lincolnshire, IL 60069
                         Attention: Investor Relations

         REQUIREMENTS AND PROCEDURES FOR SUBMISSION OF PROXY PROPOSALS
                  AND NOMINATIONS OF DIRECTORS BY STOCKHOLDERS

     Stockholders who intend to have a proposal considered for inclusion in the proxy materials for the 2000 Annual Meeting of Stockholders must submit their proposal in writing to the Company no later than December 1, 1999. Stockholders who intend to present a proposal at the 2000 Annual Meeting of Stockholders are required to provide written notice to the Company of such proposal between February 12, 2000 and March 13, 2000.

     The Chairman of the Annual Meeting may decline to allow the transaction of any business or the consideration of any nomination which was not properly presented in accordance with these requirements.

                                 OTHER MATTERS

     The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors,

                                          G. Douglas Patterson
                                          Secretary

                             1999 STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS

SECTION 1. GENERAL PURPOSE OF PLAN; DEFINITIONS.

     The name of this plan is the Ivex Packaging Corporation's 1999 Stock Option Plan for Non-Employee Directors (the "Plan"). The purpose of the Plan is to enable Ivex Packaging Corporation (the "Company") to compensate non-employee members of the Board of Directors of the Company and to provide incentives to such members, which incentives are linked directly to increases in stockholder value and will therefore inure to the benefit of all stockholders of the Company. The Plan is intended to comply with Rule 16b-3 under the Securities Act of 1934, as amended (the "Exchange Act"), as such Rule may be amended from time to time ("Rule 16b-3"), and shall be construed to so comply.

     For purposes of the Plan, the following terms shall be defined as set forth below:

          (a) "Board" means the Board of Directors of the Company.

          (b) "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

          (c) "Committee" means the Compensation Committee of the Board, or any other committee the Board may subsequently appoint to administer the Plan. The Committee shall be composed entirely of directors who meet the qualifications referred to in Section 2 of the Plan. If at any time no Committee shall be in office, then the functions of the committee specified in the Plan shall be exercised by the Board.

          (d) "Company" means Ivex Packaging Corporation, a corporation organized under the laws of the State of Delaware (or any successor corporation).

          (e) "Fair Market Value" shall mean the last sale price of Stock on the New York Stock Exchange Composite Tape on the date a Stock Option is granted pursuant to Section 5 hereunder (or for purposes of determining the value of Stock used in payment of the Stock Option price, the date the certificate is delivered) or, if there are no sales on such date, on the next following date on which there are sales.

          (f) "Nonqualified Stock Option" means any Stock Option that is not an "incentive stock option" within the meaning of Section 422 of the Code.

          (g) "Stock" means the Company's presently authorized common stock, par value $0.01 per share, except as this definition may be modified pursuant to Section 3 hereunder.

          (h) "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 5.

SECTION 2. ADMINISTRATION.

     The Plan shall be administered by a Committee of not less than two persons, who shall be appointed by the Board and who shall serve at the pleasure of the Board. The Committee may make such rules and establish such procedures for the administration of the Plan as it deems appropriate to carry out the purpose of the Plan, provided that the Committee shall have no discretion with respect to the grantee, price or timing of any option grant. The interpretation and application of the Plan or of any rule or procedure, and any other matter relating to or necessary to the administration of the Plan, shall be determined by the Committee, and any such determination shall be final and binding on all persons.

SECTION 3. STOCK SUBJECT TO PLAN.

     The total number of shares of Stock reserved and available for issuance under the Plan shall be 100,000. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares. If a Stock Option granted pursuant to the Plan is surrendered, expires, lapses or for any other reason ceases to be exercisable in whole or in part, then, to the extent permitted under Rule 16b-3, the Stock that was subject to any such Stock Option, but as to which the Stock Option ceases to be exercisable, shall again be available for grant under the Plan.

     In the event of any merger, reorganization, consolidation, recapitalization, Stock dividend, or other change in corporate structure affecting the Stock, a substitution or adjustment shall be made in (i) the aggregate number of shares reserved for issuance under the Plan and (ii) the number and option price of shares subject to outstanding Stock Options granted under the Plan as may be determined by the Committee solely to avoid any dilution on the grant of any Stock Options pursuant to Section 5 hereof resulting from such change in corporate structure, provided that the number of shares subject to any award shall always be a whole number.

SECTION 4. ELIGIBILITY.

     Only non-employee members of the Board shall be eligible to receive Nonqualified Stock Options under this Plan, in accordance with the provisions of
Section 5.

SECTION 5. STOCK OPTIONS.

     (a) On the first business day after the 1999 annual stockholders' meeting of the Company, and on the first business day after each annual stockholders' meeting of the Company thereafter during the term of the Plan, each non-employee member of the Board shall be granted a Nonqualified Stock Option to purchase up to 5,000 shares of Stock, such amount to be determined by the Committee, which such grants shall become vested as set forth below.

     (b) The Stock Options granted under the Plan pursuant to subparagraph (a) hereof shall be subject to the following terms and conditions:

          i) The option price per share of Stock purchasable under such Stock Options shall be 100% of the Fair Market Value of the Stock on the date of grant.

          ii) Such options shall become vested as to 33 1/3% of the shares on each of the first three anniversary dates of the grant and shall be exercisable by written notice to the Secretary of the Company in such form as is from time to time prescribed by the Committee and by payment in full of the purchase price in cash, certified or cashier's check, or delivery of Stock certificates endorsed in blank or accompanied by executed stock powers with signatures guaranteed by a national bank or trust company or a member of a national securities exchange. Payment of the purchase price with certificates evidencing shares of Stock as provided above shall not increase the number of shares available for the grant of Stock Options under the Plan.

          iii) Each Stock Option shall cease to be exercisable on the date that is ten years following the date of grant.

          iv) The aggregate number of shares of Stock that may be granted to any non-employee member of the Board pursuant to the Plan may not exceed 100,000 shares.

          v) No Stock Options shall be transferable by the recipient otherwise than by will or by the laws of descent and distribution, and as may otherwise be permitted by Rule 16b-3 promulgated under the Exchange Act, and all Stock Options shall be exercisable, during the recipient's lifetime, only by the recipient or in accordance with the terms of such transfer.

     (c) Recipients of Stock Options shall enter into a stock option agreement with the Company, which agreement shall set forth, among other things, the exercise price of the option, the term of the option and provisions regarding exercisability of the option granted thereunder, which provisions shall not be inconsistent with the terms set forth herein.

SECTION 6. AMENDMENT AND TERMINATION.

     The Board may amend, alter, modify or discontinue the Plan at any time, provided that the Board may not amend or alter the provisions of the Plan relating to the amount, price and timing of awards more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder; and provided, further that the Board may not amend the Plan without the approval of the stockholders if the amendment would: (A) materially increase the benefits accruing to participants under the Plan; (B) materially increase the number of securities that may be issued under the Plan; or (C) materially modify the requirements as to eligibility for participation in the Plan. Notwithstanding the foregoing, stockholder approval shall be required only at such times and under such circumstances as would be required under Rule 16b-3 of the Act with respect to any material amendment to any employee benefit plan of the Company.

SECTION 7. UNFUNDED STATUS OF PLAN.

     The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a recipient by the Company, nothing contained herein shall give any such recipient any rights that are greater than those of a general creditor of the Company.

SECTION 8. GENERAL PROVISIONS.

     (a) Each person purchasing shares pursuant to a Stock Option must represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. The certificates for such shares shall include such legends that are appropriate to reflect any restrictions on transfer.

     (b) All certificates for shares of Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and a legend or legends shall be put on any such certificates to make appropriate reference to such restrictions.

     (c) Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any member of the Board any right to continued membership on such Board.

     (d) Each recipient of a Stock Option shall, no later than the date as of which the value of a Stock Option first becomes includible in the gross income of such recipient for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the recipient.

     (e) No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

SECTION 9. EFFECTIVE DATE OF PLAN.

     This Plan, which was adopted by the Board on February 10, 1999, is subject to approval by the stockholders of the Company at the 1999 annual meeting of the Company's stockholders and shall be effective on the date of such approval (the "Effective Date").

SECTION 10. TERM OF PLAN.

     No Stock Option shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but awards theretofore granted may extend beyond that date.

SECTION 11. GOVERNING LAW.

     The Plan and all rights hereunder shall be construed with and governed by the laws of the State of Delaware.

IVEX PACKAGING CORPORATION                                                 PROXY
LINCOLNSHIRE, ILLINOIS

PROXY                                                                      PROXY

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
              FOR THE ANNUAL MEETING OF STOCKHOLDERS - MAY 11, 1999

The undersigned hereby appoints Frank V. Tannura or G. Douglas Patterson, or either of them acting in the absence of the other, with power of substitution, attorneys and proxies, for and in the name and place of the undersigned, to vote the number of shares of Common Stock that the undersigned would be entitled to vote if then personally present at the Annual Meeting of the Stockholders of Ivex Packaging Corporation, to be held at the Deer Path Inn, 255 East Illinois Road, Lake Forest, Illinois 60045 on Tuesday, May 11, 1999, at 9:00 a.m., Chicago time, or any adjournments or postponements thereof, upon the matters set forth in the Notice of Annual Meeting and Proxy Statement (receipt of which is hereby acknowledged) as designated on the reverse side, and in their discretion, the proxies are authorized to vote upon such other business as may come before the meeting.

ADDRESS CHANGE: PLEASE NOTE CHANGE HERE AND MARK ON REVERSE SIDE




THE PROXY WILL BE VOTED AS SPECIFIED. IF NO CHOICES ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS.

                  (Continued and to be signed on reverse side)

         PLEASE MARK YOUR
[X]      VOTES AS IN THIS
         EXAMPLE.

This proxy when executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the nominees in proposal 1, FOR proposal 2 and FOR proposal 3.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSALS:

                   FOR ALL NOMINEES          WITHHELD AUTHORITY TO VOTE                                FOR AGAINST ABSTAIN
1.   Election of                                              R. James Comeaux  2. Ratification of     [ ]     [ ]     [ ]
     Directors             [ ]                        [ ]     William J. White     appointment of
     (See reverse)                                                                 PricewaterhouseCoopers, LLP
                                                                                   as auditors for
                                                                                   the Corporation for 1999.

For, except vote withheld from the following nominee(s):                                               FOR AGAINST ABSTAIN

______________________________________                                           3.Approval of 1999    [ ]     [ ]     [ ]
                                                                                   Stock Option Plan
                                                                                   for Non-Employee Directors.

Check here if you plan to attend the                  Please date and sign exactly as name appears hereon. Joint owners
Meeting. [ ]                                          should each sign. When signing as attorney, executor,  administrator, trustee or guardian, please give full title as such.

                                                         ------------------------------------------------------------------


                                                         ------------------------------------------------------------------
                                                         SIGNATURE(S)                                     DATE     1999